Confidential Service Agreement (1) Diageo plc (2) Nik Jhangiani Dated May 2024 DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

Confidential i Contents 1. Definitions and interpretation ....................................................................................................... 1 2. Appointment ................................................................................................................................ 1 3. Work permits and warranty ......................................................................................................... 1 4. Duration of the Employment ........................................................................................................ 1 5. Scope of the Employment ........................................................................................................... 3 6. Hours of work .............................................................................................................................. 6 7. Place of work ............................................................................................................................... 6 8. Remuneration .............................................................................................................................. 7 9. Expenses ..................................................................................................................................... 9 10. Holidays and other paid leave ..................................................................................................... 9 11. Sickness benefits .......................................................................................................................10 12. Pension ......................................................................................................................................11 13. Other Benefits ............................................................................................................................11 14. Restrictions during the Employment ..........................................................................................13 15. Confidentiality and reputation ....................................................................................................14 16. Inventions and other intellectual property..................................................................................15 17. Termination ................................................................................................................................16 18. Training ......................................................................................................................................18 19. Restrictive covenants ................................................................................................................18 20. Disciplinary and grievance procedures .....................................................................................22 21. Data Protection ..........................................................................................................................23 22. Power of Attorney ......................................................................................................................23 23. Notices .......................................................................................................................................23 24. Former contracts of employment ...............................................................................................23 25. Choice of law and submission to jurisdiction .............................................................................24 26. Changes to the terms of employment .......................................................................................24 27. Variation ....................................................................................................................................24 28. Counterparts ..............................................................................................................................24 29. General ......................................................................................................................................24 Schedule 1 ..............................................................................................................................................26 Schedule 2 ..............................................................................................................................................29 Schedule 3 ..............................................................................................................................................31 Schedule 4 ..............................................................................................................................................43 DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id1e-ntial 70-40337364 Confidential This Deed is made on May 2024 Between (1) Diageo plc (registered in England and Wales under number 23307) whose registered office is at 16 Great Marlborough Street, London, W1F 7HS (the "Company"); and (2) Nik Jhangiani of (the "Executive"). It is agreed as follows: 1. Definitions and interpretation 1.1 This Agreement means this agreement and any schedules to this agreement which form part of and are incorporated into this agreement. 1.2 The definitions and rules of interpretation in Schedule 1 apply to this agreement. 2. Appointment 2.1 The Company shall appoint the Executive and the Executive agrees to act as Chief Financial Officer of the Company with effect from the Commencement Date or in such other capacity (appropriate to the Executive's skills, experience and qualifications) of an equivalent status as the Company and/or Board from time to time reasonably directs on the terms of this Agreement. 2.2 The Executive may be required to act as a director of the Company and other Group Companies (either executive or non-executive) as the Company and/or Board reasonably requires from time to time. The Company and/or Board reserves the right on giving written notice to the Executive to terminate any office or directorship immediately at any time and upon receipt of that notice the Executive will immediately resign from that office or directorship. Any resignation that is effected under this clause 2.2 not amount to a breach of this Agreement by the Company. 3. Work permits and warranty 3.1 The Executive warrants that they are legally entitled to work in the United Kingdom and will throughout the Employment continue to hold a valid United Kingdom work permit if appropriate. The Executive warrants that they will notify the Company in advance of any possible change to their immigration status, as soon as they become aware of any circumstances that might give rise to such change. Should the Company discover that the Executive does not have permission to live and work in the United Kingdom or if any such permission is revoked, the Company reserves the right to terminate the Employment immediately and without notice or pay in lieu of notice and without referring cedure. 3.2 The Executive warrants that they are not subject to any restrictions which prevent them from holding office as a director. The Executive will notify the Company immediately if this position changes during their Employment. 4. Duration of the Employment 4.1 Continuous Employment will commence on 11 September 2024 Commencement Date . There is no other employment that counts towards the period of continuous employment. 4.2 Duration Subject to the provisions of clauses 3 and 17, the Employment shall continue unless and until terminated at any time by: a) notice of termination of the Employment; or DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id2e-ntial 70-40337364 Confidential b) the Executive, who of termination of the Employment. 4.3 Payment in lieu of notice a) The Company shall be entitled, at its sole discretion, to terminate the Employment immediately at any time by giving the Executive notice in writing. In these circumstances, subject to the terms of clause 4.3b), the Company will subsequently make a payment to the Executive in lieu of notice, calculated in accordance with the provisions of clauses 4.3 and 4.4 (the payment in lieu of notice being referred to as a "Notice Payment"). b) For the avoidance of doubt, the Company is not obliged to make a Notice Payment. If the Company shall decide not to make a Notice Payment, the Executive shall not be entitled to enforce that payment as a contractual debt nor as liquidated damages. c) The Notice Payment will be paid less all deductions that are required or permitted by law to be made including in respect of income tax, national insurance contributions and any sums due to the Company or any Group Company. d) Subject to the terms of clause 4.4, the Notice Payment will consist of a sum equivalent to the Salary which the Executive would have received in respect of any notice period outstanding on the Termination Date and the cost to the Company of providing contractual benefits (excluding any benefits under clause 8.3) in respect of that period. For the avoidance of doubt, any Notice Payment shall not include any payment in respect of: (i) any bonus or commission payments or share of profit or other variable remuneration that might otherwise have been paid or awarded to the Executive during the period for which the Notice Payment is made; or (ii) any holiday entitlement that would otherwise have accrued during the period for which the Notice Payment is made. e) The Notice Payment is in full and final settlement of all and any rights and claims that the Executive may have against the Company arising out of the termination of employment (including both contractual and statutory employment claims). The Executive agrees to waive, release and discharge any and all such rights and claims and acknowledges that it is a condition to payment of the Notice Payment that the Executive will execute a settlement agreement (and any other documents reasonably required by the Company) in a form reasonably acceptable to the Company in order to give effect to the release and waiver in this clause 4.3(e). f) If the Company has elected to make a Notice Payment and subsequently discovers either before or after the payment (or any instalment of it) that the Executive has committed a repudiatory breach of contract, the Company shall be entitled to withhold the Notice Payment (or any outstanding instalment of it) and the Executive agrees they will have no entitlement to the Notice Payment in these circumstances and the Company reserves the right to demand the immediate repayment of any sum which has already been paid to the Executive which formed part or all of the Notice Payment. 4.4 Payment in instalments a) The Company may, at its sole discretion and subject to the terms of clause 4.4(b), pay the Notice Payment as follows: (i) 50 % of the Notice Payment will be made within 28 days after the Termination Date; and (ii) the remainder of the Notice Payment will be paid in equal monthly instalments over a period of six months (the "Instalment Period"), or such shorter period as the Company may determine in its discretion, the first instalment payable on the day that is 6 months after the Termination Date. b) If the Executive commences alternative employment before the end of the Instalment Period then the gross instalments of Notice Payment payable after the commencement date of such alternative employment may, , be reduced (including to zero) benefits and incentives) payable or accruing in respect of the alternative employment in the period from the start of that employment until the end of Instalment Period. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id3e-ntial 70-40337364 Confidential c) If the Executive obtains alternative employment that is to commence before the end of the Instalment Period they will immediately advise the Company of that fact and of their gross monthly salary, benefits and incentive arrangements from that employment. If the Executive fails to comply with this obligation, then from the date the Executive commences alternative employment, the Executive shall have no further entitlement to any payment of Notice Payment. 4.5 representations and warranties The Executive represents and warrants that they: a) are not bound by or subject to any court order, agreement, arrangement or undertaking (whether express or implied, verbal or written, and including any post termination restrictions or confidentiality agreement entered into with a previous employer) that in any way restricts or prohibits the Executive from entering into this Agreement or from performing any of their duties under it; b) have not been suspended, disciplined or terminated (other than by reason of redundancy) by any employer; nor c) a party to any litigation brought by a third party in the capacity as a director or employee. 4.6 Probationary period The Employment is not subject to a probationary period. 5. Scope of the Employment 5.1 Duties The Executive agrees to carry out those duties which attach to this appointment together with any other duties which are assigned to the Executive by the Company and/or Board from time to time. During the Employment the Executive shall: a) properly perform their duties and exercise their powers to the standard reasonably required by the Company and/or Board, such duties and exercise of such powers in relation to the them by the Company and/or Board including where those duties require the Executive to work for any Group Company (by means of secondment or otherwise); b) unless prevented by ill-health, devote the whole of their working time, attention and skill to the discharge of their duties under this Agreement; c) in the discharge of those duties and the exercise of those powers observe and comply with all lawful resolutions, regulations and directions from time to time made by, or under the authority of, the Company and/or Board and promptly upon request, give a full account to the Company and/or Board or a person duly authorised by the Company and/or Board, in writing if requested, of all matters with which they are involved (and such a request may include update and the finances and affairs of the Group); d) faithfully and diligently perform their duties and at all times use their best endeavours to promote and protect the interests of the Group; e) comply with, implement and observe all relevant policies, procedures, rules and/or requirements (whether formal or informal) of the Company and/or Group (as amended from time to time); f) ensure that they do not act in any way that creates a conflict of interest between them or any other person and the Company or any Group Company (or do anything that could give the appearance of any such conflict of interest); DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id4e-ntial 70-40337364 Confidential g) observe any restrictions or limitations which may from time to time be imposed on the Executive by the Company and/or Board; h) comply with their duties under part 10 of the Companies Act 2006 (or any replacement legislation or guidance); i) comply with the articles of association (as amended from time to time) of any Group Company of which they are a director and comply with all statutory, fiduciary and common law duties that apply to them from time to time and do all such things as are necessary to ensure compliance with the UK Corporate Governance Code and/or any other relevant guidance or code of practice in place from time to time; j) do, or refrain from doing, such things as are necessary or expedient to ensure compliance by the Executive, the Company and/or any Group Company with applicable law and regulation and all regulatory authorities relevant to the Company and/or any Group Company; k) refrain from doing anything which would cause them to be disqualified from acting as a director; l) promptly disclose to the Board full details of any wrongdoing (or proposed or alleged wrongdoing) by the Executive or any other director or employee of the Company and/or any Group Company where such wrongdoing adversely impacts or could adversely impact the interests or reputation of the Company and/or any Group Company; m) not incur on behalf of the Company or any Group Company any capital expenditure in excess of such sum as may be authorised from time to time by resolution of the Board; n) not enter into on behalf of the Company or any Group Company any commitment, contract or arrangement which is otherwise than in the normal course of the Company's or the relevant Group Company's business or is outside the scope of their normal duties or authorisations or is of an unusual or onerous or long-term nature; o) not engage any person on terms which vary from those established from time to time by resolution of the Board; p) travel to such places (within or outside the United Kingdom) as the Company and/or Board may from time to time reasonably require; q) at all times comply with any policies of the Company or any relevant Group Company relating to anti-bribery and corruption, tax evasion and/or gifts and hospitality and shall not instruct, authorise or condone, expressly or impliedly, any corrupt activity or engage in any form of facilitating tax evasion, whether under UK law or under the law of any foreign country. The Executive shall promptly report any breach or suspected breach of these policies, using the Company's or any relevant Group Company's whistleblowing procedures for this purpose. The Executive shall cooperate fully with the Company or any relevant Group Company in its or their investigation of any suspected bribery, corruption or tax evasion of which they become aware and, in accordance with any existing or revised Company policy, they shall take reasonable preventative measures to stop bribery, corruption or tax evasion for which the Company or any Group Company may be liable. r) comply and procure that their spouse or civil partner and dependent children comply with all applicable laws, regulations, rules, guidance and/or codes of conduct, issued and/or amended from time to time by any relevant regulatory or legislative body, together with any policy of the Company as amended from time to time in force in relation to: (i) dealings in shares, debentures or other securities of the Company or any Group Company; (ii) any unpublished price sensitive information affecting the securities of any other company; (iii) any form of market abuse as defined by the relevant rules, guidance, legislation or code of practice; and DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id5e-ntial 70-40337364 Confidential (iv) any other form of prohibited behaviour that is relevant to the Company or any Group Company that applies from time to time. 5.2 The Executive will comply with any of the Company's rules, plans, policies, standards and procedures (the "Policies") in force from time to time also provide particulars of leave the Executive may be entitled to take (paid or otherwise and subject to the terms set out from time to time) in addition to their contractual entitlement under this Agreement. These Policies do not form part of this Agreement and the Company may replace, amend or withdraw these at any time. To the extent that there is any conflict between the terms of this Agreement and the Policies, this Agreement will prevail. 5.3 Alternative duties The Company and/or Board shall be entitled at any time to require the Executive to perform duties not only for the Company but also for any Group Company including, if so required and without additional remuneration, acting as a director and/or representative of any Group Company. The Company and/or Board may at its discretion remove or procure the removal of the Executive from any directorship to which they are appointed under this clause. The Company and/or Board may at their reasonable discretion transfer this Agreement or second the Executive to any Group Company at any time. 5.4 Non-executive positions The Executive shall be entitled to take up one non-executive appointment provided the discharge of their duties under this Agreement is not impaired as a result of the non-executive appointment and provided the appointment is approved by the Board in writing in advance. 5.5 Right to suspend duties and powers a) During any notice period (whether notice is given by the Executive or the Company), or if the Executive purports to terminate their Employment in breach of this Agreement, the Company and powers on terms it considers expedient or to require them to perform only such duties, specific projects or tasks as are assigned to them expressly by the Company and/or Board (including the duties of another position of equivalent status) in any case for such period or the Company and/or Board in their absolute discretion deems necessary (such period or periods being "Garden Leave"). b) The Company may, at its sole discretion, require that during Garden Leave the Executive shall not: (i) enter or attend the premises of the Company or any Group Company; (ii) retain or seek to obtain access to electronic systems or devices owned or operated by the Company or any other group Company; (iii) contact, deal with or have any communication with (or attempt to contact, deal with or have communication with) any customer or prospective customer or supplier of the Company or any Group Company in relation to the business of the Company or any Group Company; (iv) contact, deal with or have any communication with (or attempt to contact, deal with or have communication with) any employee, officer, director, agent, consultant, distributor, shareholder, adviser or other business contact of the Company or any Group Company in relation to the business of the Company or any Group Company; (v) remain or become involved in any aspect of the business of the Company or any Group Company except as required by such companies; or (vi) work either on their own account or on behalf of any other person. c) During Garden Leave, the Executive will: DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C Confidential

(i) continue to receive their Salary and benefits but will not accrue any bonus, commission or share of profit or other variable remuneration;

(ii) remain an employee of the Company and be bound by the terms and conditions of this Agreement (including any implied duties of good faith and fidelity);

(iii) disclose to the Board any attempted contact (other than purely social contact) with any person with whom the Executive has been required not to have any contact pursuant to clause 5.5(b);

(iv) take any accrued and unused holiday during any period of Garden Leave subject to reasonable notice to the Company;

(v) except for any periods of holiday taken under this Agreement, the Executive will remain readily contactable and available to work for the Company and/or any Group Company.

d) Any action taken under clause 5.5 will not be a breach of this Agreement and the Executive will not have any claim against the Company and/or any Group Company in respect of such action.

5.6 ***Joint appointments***

The Company and/or Board shall be at liberty to appoint any other person or persons to act jointly with the Executive in any position to which they may be assigned from time to time.

5.7 ***Group policies***

The Group has implemented a Code of Business Conduct and a number of Global and Local Policies all of which the Executive is obliged to read, understand and comply with at all times during the Executive's employment. In particular, the Executive's attention is drawn to the sections of the Information Management and Security Policy (as amended or replaced from time to time) which indicate that the Company or any relevant Group Company may from time to time monitor the Executive's use of its communication systems, including computer systems, telephones and social media platforms or any other electronic application which are being used to represent the Company/Group. The Executive acknowledges that the Company/Group has a legitimate interest in carrying out this monitoring and has no expectation of privacy when using any Group IT system.

6. Hours of work

6.1 The normal business hours of the Company are 9.00 am to 5.00 pm, Monday to Friday. However, the Executive shall be required to work such hours as are necessary to fulfil their duties under this Agreement. No payment will be made for any additional hours worked by the Executive and no time off in lieu will be given for such additional hours.

6.2 The Executive recognises that on account of their autonomous decision taking powers, the duration of their working time is not measured or predetermined and therefore they fall within the exemption set out in Regulation 20 of the Working Time Regulations 1998 (the **"Regulations"**) and is thereby excluded from such Regulations as are referred to in Regulation 20. Notwithstanding the understanding of the parties that the Executive is an employee in respect of whom Regulation 20 applies, the Executive agrees that, if the understanding of the parties is incorrect, they hereby opt out of the 48 hour week limit in Regulation 4, and that if they wish to withdraw that opt-out, they will give 3 months' notice in writing to that effect.

7. Place of work

7.1 The Executive's place of work will initially be the Company's offices at 16 Great Marlborough Street, London, but the Company and/or Board may, acting reasonably, require the Executive to work at any other location for such periods as the Company and/or Board may from time to time require.

7.2 There is no current requirement for the Executive to work outside the United Kingdom for any consecutive period of one month or more.

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8. **Remuneration**

8.1 ***Salary***

a) The Company shall pay to the Executive the Salary at the rate of £900,000 per annum, on or about the last working day of each calendar month by credit transfer to their bank account payable by equal monthly instalments in arrears.

b) The Salary shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or any Group Company.

c) Payment of the Salary to the Executive shall be made either by the Company or by a Group Company and, if by more than one company, in such proportions as the Board may from time to time think fit.

d) All payments described in this Agreement are gross amounts. All payments and benefits described in this Agreement will be subject to deductions of appropriate taxes and national insurance contributions before payment is made to the Executive.

8.2 ***Salary review***

The rate of Salary will normally be reviewed annually on 1 October with the first such review expected to be in October 2025. The Company is not obliged to increase the Salary at any review. Any increase which is awarded will be awarded effective from the date specified by the Company/Board. The Executive's salary will not be reviewed where notice has been given to terminate the Employment (whether by the Company or by the Executive).

8.3 ***Incentive Plans***

a) In addition to their Salary, the Executive may be asked to participate in the Diageo Long Term Incentive Plan ("**DLTIP**"), the Diageo Annual Incentive Plan ("**AIP**") and the Diageo Deferred Bonus Share Plan ("**DBSP**"), or any other incentive plan as may be adopted by the Company/Group from time to time, subject always to the rules of these plans as determined by the Company from time to time.

b) The Executive's participation in any such plan or scheme is at the discretion of the Company/Group. If the Company/Group shall make a payment or grant an award under such plan and/or scheme in any one year, this shall not give rise to a contractual entitlement to a payment or award in future years. The Executive must comply with any relevant minimum shareholding requirement (based on their salary and length of service) and/or post-employment shareholding requirement policy ("**PESR**") applicable to them, which will be notified to them from time to time. The Company (or any relevant Group Company) may take appropriate steps to ensure that the Executive complies with any such policy (including but not limited to removing or changing participation in any incentive plan or scheme).

c) Any shares awarded under the DLTIP will be subject to the right of forfeiture during either

(i) the applicable Retention Period, as defined in the DLTIP (if any); or

(ii) if there is no applicable Retention Period, the period of 24 months beginning on the date that the beneficial ownership of the shares is transferred to the Executive.

d) In compliance with the PESR as at the date of this Agreement, the Executive agrees that on or within 30 days of the date of this Agreement they will execute the Post-Employment Share Retention Deed set out in Schedule 2 of this Agreement and, if the PESR applicable to them changes from time to time, will execute any further documents required in order to ensure compliance with the PESR.

e) In connection with the grant of an award and/or participation under the AIP, DBSP, DLTIP and/or any other incentive plan as may be adopted by the Company/Group from time to time, the rules of the relevant scheme (as amended from time to time) will always apply. These rules give the Company the ability to take all necessary actions to ensure that any such plan is lawful, complies with any relevant regulatory matters and is in the interests of the business. This includes, but is not limited to, ensuring that the relevant tax is paid, that malus and clawback can be applied as appropriate and that appropriate action is taken when the

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24741-5-315-v0.7 * Conf-id8e-ntial 70-40337364 Confidential Executive leaves the Company. These rules give the Company the power to take action unilaterally. f) In connection with the grant of an award and/or participation under the AIP, DBSP, DLTIP or any other incentive plan as may be adopted by the Company/Group from time to time, the Executive confirms that they have read, understands and agrees to comply with the Group's Malus and Clawback Policy and the Diageo Group NYSE Compensation Recovery Policy, as in place from time to time. A copy of the Group's Malus and Clawback Policy and the Diageo Group NYSE Compensation Recovery Policy applying at the date of this Agreement is set out in Schedule 3 of this Agreement (for reference only). g) In the event that the Employment is terminated, subject to clause 8.4, the Executive may be considered (at the sole discretion of the Company) for a bonus in line with the applicable Rules of the AIP and the Global AIP Policy as varied from time to time. h) The Executive will also be eligible to participate in the Diageo 2001 Share Incentive Plan and the Diageo UK 2020 Sharesave Plan, for so long as and on such terms as such plans are operated by the Company/Group and subject always to their respective rules as amended from time to time. 8.4 Remuneration Governance a) All payments, incentives and/or benefits payable to or which the Executive receives or participates in under this Agreement; under the AIP, DBSP, DLTIP and/or any other incentive plan as may be adopted by the Company/Group from time to time; or otherwise (in whatever form and including for the avoidance of doubt, on the termination of this Agreement) are subject to and conditional upon: (i) the terms of applicable law, regulation and governance codes that regulate or govern executive pay from time to time; (ii) the terms of the Malus and Clawback Policy and the Diageo Group NYSE Compensation Recovery Policy, along with such other policies in relation to malus or clawback as may be adopted by the Company/Group, in each case in place and as amended from time to time; (iii) any remuneration policy in place from time to time; and (iv) to the extent required by applicable law, the consent of the shareholders of the Company (and provided that the Company will not be obliged to seek the approval of the shareholders for any payment that would otherwise require such consent) (together "Remuneration Governance"). The Executive hereby consents to the Company right to amend, reduce, hold back, defer, claw back and alter the structure of any payments, awards and benefits payable or relevant to the Executive in order to comply with Remuneration Governance. 8.5 Deductions a) For the purposes of sections 13 to 16 of the ERA, the Executive hereby consents to the deduction from the Salary (or from any other sum due from the Company or any Group Company to the Executive which falls within the definition of "Wages" in section 27 of the ERA) of any sums owing by the Executive to the Company or to any Group Company at any time and they also agree to make payment to the Company or any Group Company of any sums owed by them to the Company or any Group Company upon demand by the Company at any time. This clause is without prejudice to the right of the Company and any Group Company to recover any sums or balance of sums owed by the Executive to the Company or any Group Company by legal proceedings. For the avoidance of doubt, the Company shall be entitled to deduct any sums paid to the Executive (whether by way of any signing on bonus or any other award or payment made to the Executive from time to time, including under the AIP, DBSP, DLTIP and/or any other incentive plan as may be adopted by the Company/Group from time to time) in respect of which the claw back of any such sums or awards paid was set out in the offer letter or any other document in which such an award or payment was set out, the rules of any incentive plan pursuant to which the award or payment DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C Confidential

was made, any remuneration policy or malus and clawback policy (including the Malus and Clawback Policy and the Diageo Group NYSE Compensation Recovery Policy) operated by the Company/Group from time to time and/or this Agreement.

b) If, at any time during the Employment or after the termination of Employment, the Executive is found to have breached any of the terms of this Agreement or the Executive's duties to the Company during the Employment such that the Company would have been entitled to terminate the Employment without notice or payment in lieu of notice, the Company shall be entitled to recover any payments made under clause 8 and/or to cease making further payments under clause 8 with immediate effect. Any such payments already made shall be recoverable from the Executive as a debt.

9. **Expenses**

9.1 ***Reimbursement***

The Company shall reimburse the Executive in respect of all reasonable expenses wholly, exclusively and necessarily incurred by them in the proper performance of their duties, subject to them providing such receipts or other appropriate evidence as the Company may require and in compliance with the Company's Travel and Expenses Policy (as amended from time to time).

9.2 ***Company credit card***

The Executive will be issued with a company credit card on condition that they comply with all relevant Company or Group policies (as amended from time to time) in respect of such a card. This should be used in line with the Company's Travel and Expenses policy.

10. **Holidays and other paid leave**

10.1 The Executive shall be entitled, in addition to all Bank and Public holidays normally observed in England, to 28 days paid holiday in each holiday year (being the period from 1 January to 31 December) together with such additional holidays as may be acquired by the Executive under the Diageo Flexible Benefits Programme.

10.2 In the respective holiday years in which the Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each completed calendar month of service during the relevant year.

10.3 If, on the termination of the Employment, the Executive has exceeded their accrued holiday entitlement, the value of such excess, calculated by reference to clause 10.2 and the Salary, may be deducted by the Company from any sums due to them. If the Executive has any unused holiday entitlement, the Company shall at its discretion either require the Executive to take such unused holiday during any notice period or make a payment to them in lieu of it (calculated in accordance with this clause 10.3), provided always that if the Employment is terminated pursuant to clause 17.1 then any payment in lieu would be limited to the Executive's statutory entitlement under the Regulations. For these purposes, salary in respect of one day's holiday entitlement shall be calculated as 1/260 of Salary.

10.4 Holiday entitlement for one holiday year cannot be carried forward from one year to the next and failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu of it provided always that any days of holiday not taken at the Company's written request in one year may be carried forward to the next year.

10.5 Subject to the Executive satisfying the statutory eligibility criteria and, where relevant, the Company's applicable rules in force from time to time, they may be eligible to take other paid leave during the Employment, including:

(i) statutory maternity, paternity, adoption, shared parental and parental bereavement leave and may be eligible to receive Company maternity, paternity, adoption, shared parental and parental bereavement pay, subject to the rules set out in the Company's policies in force from time to time; and

(ii) ad hoc paid leave in accordance with the Company's relevant policies in force from time to time.

24741-5-315-v0.7 70-40337364

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24741-5-315-v0.7 * Conf-id10e- 70-40337364 Confidential Full details of such leave and pay during any such leave are available from the intranet. 11. Sickness benefits 11.1 Certification If the Executive is absent from their duties as a result of sickness or injury they should ensure that they follow the relevant Company policy or procedure in relation to certification. The Executive will keep the Company up to date regarding their sickness or injury on request and provide the Company with such certifications or other information regarding the sickness or injury as the Company requires. 11.2 Sick pay a) Subject to clause 17, and the Executive complying with clause 11.1, the Company shall continue to pay the Salary for the first 26 weeks absence on medical grounds in any one continuous period of absence (or two or more linked periods as determined by the Social Security Contributions and Benefits Act 1992, as amended from time to time), provided that the Executive shall from time to time if required: (i) supply the Company with medical certificates covering any period of sickness or incapacity exceeding 6 days (including weekends); and (ii) undergo at the Company's expense, by a doctor appointed by the Company, any medical examination and the Executive hereby expressly consents, by signing a copy of this contract, such doctor to disclose to, and discuss with the Company and its medical advisers, the results of such examinations. b) Payment in respect of any other or further period of absence shall be entirely at the c) Any payment to the Executive pursuant to clause 11.2a) and 11.2b) shall be subject to set off by the Company in respect of any Statutory Sick Pay and any Social Security Sickness Benefit or other benefits to which the Executive may be entitled. d) Subject to clause 11.2b), when all sick pay entitlement pursuant to clause 11.2a) has been exhausted, no further salary will be payable by the Company to the Executive until the Executive has returned to active service of the Company. e) Save where the Company/the Board determine in their absolute discretion otherwise, no sick pay, except for any statutory sick pay, will be payable for a period where: (i) the Executive is subject to any investigation or process relating to their conduct or performance and which could result in the imposition of a warning, dismissal or other sanction (including any performance measure); or (ii) the Executive refuses on request to obtain a medical report from their GP or any other person responsible for their clinical care and/or to attend a medical examination by the Company's appointed doctor and provide their medical records to that doctor. 11.3 Absence caused by third party negligence respect of which damages are or may be recoverable, then all sums paid by the Company during the period of the absence shall constitute loans to the Executive who shall: a) notify the Company immediately of all the relevant circumstances and of any claim, compromise, settlement or judgment made or awarded in connection with it; b) give to the Company such information concerning the above matters as the Company may reasonably require; and c) if the Company so requires, refund to the Company any amount received by them from any such third party less any costs borne by the Executive in connection to the recovery of such DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id11e- 70-40337364 Confidential damages provided that the refund shall be no more than the amount which they have recovered in respect of remuneration. 12. Pension 12.1 The Company will comply with its duty under the Pensions Act 2008 to automatically enrol the Executive into a pension arrangement. Details of the current pension arrangement used for automatic enrolment purposes can be found on the website, www.mydiageopension.com. 12.2 Membership of the pension arrangement is in accordance with its terms and conditions (including any future amendments to those terms and conditions). In accordance with the terms of the pension arrangement, the Company reserves the right to amend or terminate the pension arrangement at any time. 12.3 Alternatively, if the Executive decides to opt-out of the pension arrangement, the Executive will receive a savings allowance of 14% of pensionable pay (which is in lieu of the pension contributions the Company would have otherwise paid to the pension arrangement on their behalf). This amount is subje and/or in order to comply with Remuneration Governance. The savings allowance will be paid monthly along with salary, and tax and national insurance will be deducted at the appropriate rate. The savings allowance will not be payable during any period in which the Executive is a member of the pension arrangement. Therefore, if the Executive is receiving the savings allowance, but is subsequently re-enrolled to the pension arrangement (as required by legislation) and chooses not to opt-out again but rather to build up benefits under that arrangement, the savings allowance will cease to be payable to them. 13. Other Benefits 13.1 Insurance Schemes During the Employment the Executive shall: a) participate in such personal accident insurance at such level as the Company shall (in its absolute discretion and subject to clause 13.2(b)) from time to time maintain for the benefit of the Executive; and b) be provided with life insurance cover, (clauses 13.1a) and 13.1b) are each a "Scheme" and together the "Schemes"). 13.2 Conditions relating to insurance coverage Clause 13.1 will be subject in each case to the following terms and conditions: a) their eligibility in force from time to time and the rules, terms and conditions of the relevant Scheme in force from time to time; b) the Company reserves the right in its sole and absolute discretion to terminate the and/or their e Schemes, substitute a new scheme for an existing Scheme and/or alter the level or type of benefits available under any Schemes; c) if the provider of one of the Schemes (e.g. an insurance company or pensions provider) refuses for any reason (whether under its own interpretation of the rules, terms and conditions of the relevant insurance policy or otherwise) to accept a claim and/or provide the relevant benefit(s) to the Executive (or their family) under the applicable Scheme, the Company shall not be liable to provide (or compensate the Executive for the loss of) such benefit(s) nor shall it be obliged to take action against the provider to enforce any rights under the Scheme; d) the fact that the termination of the Employment under clauses 4.2 and 17 may result in the Executive and/or their family ceasing to be eligible to receive or continue to receive benefits ent. The Executive agrees that they will have no entitlement to compensation or otherwise from the DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id12e- 70-40337364 Confidential Company and/or any Group Company for the loss of any such entitlements and/or benefits; and e) their terms and conditions of employment as may from time to time be required by the Company. 13.3 Flexible Benefits Programme a) During the Employment, the Executive will participate in the Diageo Flexible Benefits Programme. This comprises a Flexible Allowance which will be reviewed from time to time. With this allowance, the Executive may receive a combination of benefits which are offered, as varied and subject to any relevant rules in place from time to time. b) The Flexible Benefits Programme allows the Executive to influence the mix and level of benefits the Executive receives from the Company/Group, within certain specified limits. Whilst the Company will take the Executive's preferences into account, the ultimate decision as to the package of benefits received by the Executive and as to the availability of any cash supplement is entirely at the Company's/Group's discretion. The Company will offer the Executive a total package which the Executive may choose to accept. The offer may be revised from time to time but shall not be reviewed more frequently than once a year. 13.4 Medical examination In accordance with Company/Group policy on medical examinations, as amended from time to time, the Executive will be entitled to an annual medical examination and test by a medical practitioner nominated by the Company. In addition, the Company may also require the Executive at any time to submit to a medical examination with such frequency as is reasonable to ensure the Executive is capable of performing or continuing to perform their duties. The Executive will permit the results of such a medical examination to be disclosed to the Company and/or any relevant Group Company and expressly consents to the release and discussion of such results by signing a copy of this Agreement. 13.5 Product allowance The Executive will be provided with a taxable product allowance, the level of which will be notified to the Executive by the Company from time to time. If the Executive is employed for part of a full calendar year, they will receive a pro-rated allowance. 13.6 Professional subscription fees The Company shall pay on the Executive's behalf the annual subscription fees for one professional body relevant to the Employment. 13.7 Home to work travel allowance The Executive will be provided with a travel allowance of £10,000 per annum, subject to the deduction of tax and National Insurance contributions payable in equal monthly instalments in payments under the Pension arrangement or otherwise. 13.8 D&O Insurance The E expense officers insurance policy as is in place from time to time for the directors of the Company and any relevant Group Company. 13.9 General terms All benefits provided under this clause 13 are subject to the rules of any applicable schemes from time to time in force. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id13e- 70-40337364 Confidential 14. Restrictions during the Employment 14.1 Disclosure of other interests The Executive shall disclose to the Company and/or Board any interest of their own (or that of their spouse or partner, or of any child of theirs or of their partner under eighteen years of age): a) in any trade, business or occupation whatsoever which is in any way similar to any of those in which the Company or any Group Company is involved; and b) in any trade, business or occupation carried on by any supplier or customer of the Company or any Group Company whether or not such trade, business or occupation is conducted for profit or gain. 14.2 Restrictions on other activities and interests of the Executive a) During the Employment the Executive shall not at any time, without the prior written consent of the Board, either alone or jointly with any other person, carry on or be directly or indirectly employed, engaged, concerned or interested in (whether for profit or otherwise) any business, prospective business, trade, venture, organisation, profession, occupation or undertaking other than a Group Company. Nothing contained in this clause shall preclude the Executive from being a Minority Holder unless the holding is in a company that is a direct business competitor of the Company or any Group Company (including, but not limited to, the companies listed in Schedule 4) in which case, the Executive shall obtain the prior consent of the Board to the acquisition or variation of such holding. b) If the Executive, with appropriate consent, accepts any other appointment they must keep the Company accurately informed of the amount of time they spend working under that appointment. 14.3 Transactions with the Company Subject to any regulations issued by the Company/Group, the Executive shall not be entitled to receive or obtain directly or indirectly any discount, rebate, commission or any other form of gift or gratuity (any of these referred to as a "Gratuity") as a result of the Employment or any sale or purchase of goods or services effected or other business transacted (whether or not by them) by or on behalf of the Company or any Group Company and if they (or any person in which they are interested) obtain any Gratuity they shall account to the Company/Group Company for the amount received by them (or a due proportion of the amount received by the person having regard to the extent of their interest therein). 14.4 Dealing in Securities The Executive shall comply with every rule of law (including but not limited to: the insider dealing provisions contained in Part V of the Criminal Justice Act 1993; the Listing Rules issued by the Financial Conduct Authority; the Market Abuse Regulation (596/2014) as it applies in the United Kingdom from time to time as retained, amended, extended, re-enacted or otherwise given effect on or after 11 pm on 31 December 2020; and in the USA, Section 10(b) of the US Exchange Act 1934 as amended) applying to transactions in securities and any interest in securities by directors of listed companies, certain employees and persons connected with them and every regulation of the Company for the time being in force in relation to dealings in shares or other securities of the Company or any Group Company (including but not limited to the Diageo Dealing in Securities Code (Code)). Under the Code, the persons to whom notice should be given and from whom acknowledgement must be received before the Executive may deal in securities shall be the Company Secretary or Deputy Company Secretary of the Company from time to time or such other person as shall be notified to the Executive. The Executive also acknowledges that under the provisions of the Code the Executive must seek to ensure compliance with the Code by "persons closely associated" ("PCA") with the Executive (as defined in the Code) including, without limitation, the Executive's spouse or partner and dependent children, and by investment managers es to procure that dealings by or on behalf of such persons are in compliance with the Code. The Executive must comply with any additional or replacement legislation, code of practice, guidance and/or rules that may apply from time to time. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id14e- 70-40337364 Confidential 14.5 Compliance with the code on Corporate Governance The Executive shall comply, to the extent that the Company and/or Board considers appropriate for a company the size of the Company/Group, with the provisions of "The UK Corporate Governance Code" a corporate governance code issued by the Financial Reporting Council (as amended or replaced from time to time or any other relevant code issued by any other regulatory or similar body). 15. Confidentiality and reputation 15.1 The protection of the Group reputation and safeguarding its assets and information are critical parts of the Diageo Code of Business Conduct that applies to all employees of the Company (both during employment and, at times, after the employment has ended). 15.2 There are several key areas that the Executive must consider and they must always act in /Group's rules (as amended from time to time). None of these rules however are intended to prevent disclosure by the Executive of information: a) for the purpose of making a protected disclosure within the meaning of Part IVA of the Employment Rights Act 1996 (Protected Disclosures), provided that the disclosure is made in accordance with the provisions of that Act; b) for the purpose of reporting, in the public interest, misconduct, or a serious breach of regulatory requirements, to a regulator; or c) for the purpose of reporting a criminal offence or suspected criminal offence to the police or other law enforcement agency and/or co-operating with a criminal investigation or prosecution. 15.3 Without prejudice to the common law duties which the Executive owes to the Company and any other persons (including any Group Companies) the Executive agrees that they shall not during the Employment (except in the proper performance of their duties or for the purpose of obtaining legal, accountancy or pension advice or with the express written consent of the Board) or at any time (without limit) after the termination of the Employment except in compliance with an order of a competent court, the HMRC or any regulatory authority: a) divulge or communicate, or cause to be divulged or communicated, Confidential Information to any person, company, business entity or other organisation; b) use Confidential Information for their own purposes or for any purposes other than those of the Company or any Group Company; or c) through any failure to exercise due care and diligence permit or cause any unauthorised disclosure of any Confidential Information. 15.4 indirectly publish any opinion, fact or material or deliver any lecture or address or participate in the making of any film, radio broadcast or television transmission or communicate with any representative of the media or any third party relating to in relation to: a) the business or affairs of the Company or any Group Company or of any of their officers, employees, customers, clients, suppliers, distributors, agents or shareholders; or b) the development or exploitation of any Intellectual Property Rights, Inventions, Works or Confidential Information. 15.5 The Executive shall not at any time during any period when they are required to cease the performance of their duties under clauses 5.5, or 20.3 or after the Termination Date make any damaging public statement in relation to the Company or any Group Company or any of their officers or employees. The Company shall not at any time during any period when the Executive is required to cease the performance of their duties under clauses 5.4, or 20.3 or after the Termination Date make any public statement in relation to the Executive unless required to do so by law, by relevant regulators or where it is reasonably in the Company's business interests to do so. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id15e- 70-40337364 Confidential 15.6 The Executive shall not without the Company's consent after the termination of the Employment represent the Executive as being employed by or connected with the Company or any Group Company. The Executive will comply with the duties of confidentiality that apply post termination of employment. On termination of their employment, the Executive agrees to update any social media profile so as not to misrepresent that they are employed by or in any way associated with the Company and/or any Group Company. The Executive will ensure that any amendment to their social media profile does not cause them to be in breach of any of the restrictions at clause 19 of this Agreement. 15.7 These restrictions shall cease to apply to any information that shall become available to the public generally otherwise than through any breach by the Executive of the provisions of this Agreement or other default of the Executive. 15.8 Property of the Company The Executive acknowledges that all books, notes, memoranda, records, lists of customers and suppliers and employees, information contained in any kind of storage (on whatever media and wherever located including but not limited to the "cloud"), correspondence, documents, computer and other discs and tapes, data listings, codes, passwords, passcodes, PIN numbers, designs and drawings and any other documents and material whatsoever (whether made or created by the Executive or otherwise) relating to the business of the Company or any Group Company (and any copies of the same): a) shall be and remain the property of the Company or the relevant Group Company; and b) shall be handed over by the Executive to the Company or to the relevant Group Company on demand (or the Company or Group Company shall be given access) and in any event on the termination of the Employment and the Executive shall certify that all such property has been handed over with no print copies taken, on request by the Company/relevant Group Company (or access provided as appropriate); provided that following the termination of the Employment, the Executive shall be provided with reasonable access to Board Minutes and agendas of the Company or any Group Company relating to a period during which they were a director of the Company or such Group Company, but that such papers shall nevertheless remain confidential. The Executive further agrees on request to irretrievably delete any information relating to the Company's or any Group Company's business stored on any media and all matter derived from such sources which is in the Executive's possession or under the Executive's control outside the Company's premises. 16. Inventions and other intellectual property 16.1 The parties foresee that the Executive may (whether alone or with any other person) make, conceive, create, develop, write, devise or acquire inventions and/or or create other Intellectual Property in the course of their duties and agree that in this respect the Executive has a special responsibility to further the interests of the Company and any Group Company. 16.2 Any invention, improvement, design, process, information, copyright work, computer program, trade mark, trade name or get-up, work or other output ("Work") made, created, conceived, developed, written, devised, acquired or discovered by the Executive during the Employment (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employment) in conjunction with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use in or in connection with such business, together with all Intellectual Property subsisting therein, (collectively Intellectual Property Rights) shall be disclosed immediately to the Company and shall (subject to sections 39 to 43 Patents Act 1977) belong to and be the absolute property of the Company or such Group Company as the Company may direct and the Executive hereby prospectively assigns to the Company with full title guarantee all patents and rights to apply for patents or other appropriate forms of protection in each Intellectual Property Right throughout the world. The Executive shall treat the Intellectual Property Rights as Confidential Information. 16.3 Further to clause 16.2, to the extent not already vested in the Company or any of the Group Companies, the Executive shall: DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id16e- 70-40337364 Confidential a) hold all Intellectual Property Rights on trust for the Company or any of the Group Companies until any rights to such Intellectual Property Rights have been fully and absolutely vested in the Company and/or any Group Companies in accordance with clause 16; b) assign to the Company or any Group Company with full title guarantee by way of present and future assignment all copyright, design rights and other proprietary intellectual property rights (if any) for their full terms throughout the world in respect of the Works. 16.4 The Executive shall at the request and expense of the Company or such Group Company as the Company may direct: a) apply or join with the Company or such Group Company in applying for patent or other protection or registration in the United Kingdom and in any other part of the world for any Intellectual Property Rights; and b) execute all instruments and do all things necessary for vesting all Intellectual Property Rights and all right, title and interest to and in them absolutely, with full title guarantee and as sole beneficial owner, in the Company or such Group Company or in such other person as the Company may specify. 16.5 The Executive irrevocably and unconditionally waives all rights under Chapter IV of Part I Copyright Designs and Patents Act 1988 in connection with their authorship of any existing or future copyright work in the course of the Employment, in whatever part of the world such rights may be enforceable including, without limitation: a) the right conferred by section 77 of that Act to be identified as the author of any such work; and b) the right conferred by section 80 of that Act not to have any such work subjected to derogatory treatment. 16.6 The Executive irrevocably appoints the Company to be their Attorney in their name and on their behalf to execute any such instrument or do any such thing and generally to use their name for the purpose of giving to the Company the full benefits of this clause 16. 16.7 Nothing in this clause 16 shall be construed as restricting the rights of the Executive or the Company under sections 39 to 43 Patents Act 1977. 17. Termination 17.1 Termination events a) Notwithstanding any other provisions of this Agreement, in any of the following circumstances the Company may terminate the Employment summarily by serving written notice on the Executive to that effect. In such event the Executive shall not be entitled to any further payment from the Company except such sums as shall have accrued due at the date of service of such notice. The circumstances are if the Executive: (i) is guilty of any gross misconduct or gross incompetence; (ii) commits any serious breach of this Agreement or of the Diageo Code of Business Conduct, or any wilful neglect or unreasonable refusal to discharge their duties provided that if such breach is capable of remedy, they shall have failed to remedy it within such reasonable period as is specified in a written notice from the Company pointing out the breach and requiring it to be remedied; (iii) repeats or continues any breach of this Agreement or of the Diageo Code of Business Conduct; (iv) is guilty of any fraud, dishonesty or conduct tending to bring the Executive, the Company or any Group Company into disrepute; (v) through their acts or omissions (whether at or outside work and whether directly or through any medium (including social media)) adversely prejudices or is likely in the DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id17e- 70-40337364 Confidential reasonable opinion of the Company and/or Board to prejudice adversely the interests or reputation of the Group; (vi) fails to comply with any lawful order or direction given to them by the Board or any person authorised by the Board to give such instruction; (vii) has materially damaged the interests of the Company through their actions or failure to act; (viii) commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief for insolvent debtors; (ix) becomes of unsound mind; (x) is convicted of any criminal offence (other than minor offences under the Road Traffic Acts or the Road Safety Acts for which a fine or non-custodial penalty is imposed) whether in connection with the Employment or not; (xi) is expelled, suspended or subject to any serious disciplinary action by any relevant professional body or fails to comply with any relevant laws, regulations, rules or codes of practice; (xii) fails to comply with any Group and/or local policies or laws relating to bribery or anti- corruption; (xiii) has an order made against them disqualifying them from acting as a company director or is found to have committed any serious disciplinary offence by any professional or other body, which undermines the confidence of the Board in their continued employment with the Company; (xiv) fails or ceases to meet the requirements of any regulatory body whose consent is required to enable the Executive to undertake all or any of their duties under this Agreement or the Executive is guilty of a serious breach of the rules and regulations of such regulatory body; (xv) resigns other than at the request of the Company or otherwise ceases to be or becomes prohibited by law from being a director of the Company, otherwise than at the Company's request; (xvi) is guilty of a breach of the requirements, rules or regulations as amended from time to time of the UK Listing Authority, the London Stock Exchange plc, the FCA, the Market Abuse Regulation (596/2014/EU) and any directly applicable regulation made under that Regulation or any regulatory authorities relevant to the Company or any Group Company or any code of practice, policy or procedures manual issued by the Company (as amended from time to time) relating to dealing in the securities of the Company or any Group Company, including the Code; or (xvii) ceases to be legally entitled to work in the United Kingdom in the role in which the Executive is employed. Any delay by the Company in exercising such right of termination shall not constitute a waiver of it. The proper exercise by the Company of its right of termination under this clause is without prejudice to any other rights or remedies which it or any Group Company may have or be entitled to exercise against the Executive. b) If at any time the Executive is unable to perform their duties properly because of ill health accident or otherwise for a period or periods totalling at least 9 months, or becomes incapable by reason of mental disorder of managing and administering their property and affairs, then the Company may in its absolute discretion terminate the Employment by giving them not less than three months' written notice to that effect provided that if at any time during the currency of such a notice the Executive shall provide a medical certificate satisfactory to the Board to the effect that they have fully recovered their physical and/or mental health and that no recurrence of illness or incapacity can reasonably be anticipated, the Company shall withdraw the notice unless, by that date, a replacement for the Executive has been appointed. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id18e- 70-40337364 Confidential 17.2 Events on Termination On the termination of the Employment or upon the Company having exercised its rights under clause 4.3 or Clause 5.5 or if requested to do so by the Company in circumstances where the Executive has been prevented from performing their duties through long term sickness (for a period of 9 months), the Executive shall: a) at the request of the Company resign from office as a director of the Company and all offices held by them in any Group Company without compensation and shall transfer to the Company without payment or as the Company may direct any qualifying shares held by them as nominee for the Company; and b) immediately deliver to the Company all materials within the scope of clause 15.8, any Company car, mobile telephone or other Company equipment in their possession and all keys, credit cards, and other property of or relating to the business of the Company or of any Group Company which may be in their possession or under their power or control but excluding, in the event that the Company exercises its rights under clause5.5, any Company car, mobile telephone or other Company equipment provided to the Executive for their benefit during the Employment and the Executive irrevocably authorises the Company to appoint any person in their name and on their behalf to sign any documents and do any things necessary or requisite to give effect to their obligations under this clause 17.2. 17.3 Reconstruction If the Employment shall be terminated for the purpose of reorganisation, reconstruction or amalgamation for whatever reason and the Executive is offered employment as Chief Financial Officer with any concern or undertaking resulting from such reorganisation, reconstruction or amalgamation on terms and conditions which as a whole are no less favourable to any material extent than the terms of this Agreement, then they shall have no claim against the Company or any Group Company in respect of the termination of the Employment. 17.4 No public statement The Executive shall not at any time during any period when they are required to cease the performance of their duties under clauses 5.5 or 20.3 or after the Termination Date make any public statement in relation to the Company or any Group Company or any of their officers or employees. The Executive shall not without the Company s consent after the termination of the Employment represent themselves as being employed by or connected with the Company or any Group Company. 17.5 No claim for loss of incentives or benefits On the termination of the Employment (howsoever arising, including lawfully or unlawfully), the Executive shall not be entitled to any compensation or payment for the loss of any incentives or benefits granted under clause 8.3 or any benefit which could have been derived from them, whether the compensation or payment is claimed by way of a payment in lieu of notice, damages for wrongful dismissal, breach of contract or loss of office, or compensation for unfair dismissal, or on any other basis. 18. Training 18.1 There is no mandatory training relating to the Executive s Employment which the Executive is required to pay for. 18.2 The Executive is expected to engage in the Company s training programme and other training opportunities provided to the Executive. Details of the training offered by the Company to employees at the Company and how to participate is available on the intranet or on request. 19. Restrictive covenants 19.1 Since the Executive is likely to obtain Confidential Information in the course of the Employment and personal knowledge of and influence over suppliers, customers, clients and employees of the Company and Group Companies, the Executive hereby agrees with the Company that in addition to the other terms of this Agreement and without prejudice to the other restrictions imposed upon them DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id19e- 70-40337364 Confidential by law, they will be bound by the covenants and undertakings contained in clauses 19.2 to 19.7 (inclusive). In this clause 19, the definitions in Schedule 1 apply. 19.2 The Executive confirms that, neither during the Employment nor during the Restricted Period, without the prior written consent of the Company/Board they will not: a) in any Capacity so as to compete with the Company in the Restricted Area: (i) solicit business from, canvas, induce or entice away (or endeavour, procure, assist or facilitate the solicitation, canvassing, inducement or enticement away of) any Customer or Prospective Customer in respect of Restricted Goods and Products or Restricted Services; (ii) solicit, canvass, induce or entice (or endeavour, procure, assist or facilitate the solicitation, canvassing, inducement or enticement of) a Customer to reduce or vary the terms upon which it deals with the Company and/or any Group Company or otherwise cause the value of the Company and/or any Group Company's arrangement with the Customer to be diminished; (iii) solicit, canvass, induce or entice (or endeavour, procure, assist or facilitate the solicitation, canvassing, inducement or enticement of) a Prospective Customer to reduce or vary the prospective terms upon which it may deal with the Company and/or any Group Company or otherwise cause the prospective value of the Company and/or any Group Company's prospective arrangement with the Prospective Customer to be diminished; (iv) accept orders from, act for or have any business dealings with, any Customer or Prospective Customer in respect of Restricted Goods and Products or Restricted Services; b) be employed, engaged or concerned in any Capacity in any business or person which is involved in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods and Products or Restricted Services to the extent that the Executive's activities for or on behalf of such business or person shall be: (i) in competition with the Company or any Group Company within the Restricted Area; and/or (ii) preparing to compete with the Company and/or Group Company within the Restricted Area; and/or (iii) likely to result in the intentional or unintentional disclosure or use of Confidential Information by the Executive in order for them to properly discharge their duties to or further their interest in that business or venture. c) hold any Interest in any business or person which is: (i) in competition with the Company or any Group Company within the Restricted Area; and/or (ii) preparing to compete with the Company or any Group Company within the Restricted Area; and/or (iii) likely to result in the intentional or unintentional disclosure or use of Confidential Information by the Executive in order for them to properly discharge their duties to or further their interest in that business or venture. d) in any Capacity: (i) solicit, canvass, induce or entice (or endeavour, procure, assist or facilitate the solicitation, canvassing, inducement or enticement of) any person who, on the Termination Date, was a Restricted Employee (and with whom the Executive had material dealings during the Relevant Period) to cease working for or providing DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id20e- 70-40337364 Confidential services to the Company, whether or not any such person would thereby commit a breach of contract; (ii) solicit, canvass, induce or entice (or endeavour, procure, assist or facilitate the solicitation, canvassing, inducement or enticement of) any Restricted Employee to renegotiate their terms of employment or engagement with the Company; (iii) offer (or endeavour, procure, assist or facilitate the offering of) any employment and/or engagement to any Restricted Employee in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods and Products or Restricted Services if that business is, or seeks to be, in competition with the Company; e) in any Capacity: (i) solicit, canvass, induce or entice (or endeavour, procure, assist or facilitate the solicitation, canvassing, inducement or enticement of): (A) the supply of any goods or services from any Supplier away from the Company; (B) any Supplier to cease to deal with the Company or reduce or alter the terms or quantity of supply to the Company or otherwise cause the value of the Company's arrangement with the Supplier to be diminished; (ii) deal with or accept the supply of any goods or services from any Supplier, where such supply is likely to be the detriment of the Company. 19.3 Application of non-compete restriction For the purposes of Clauses 19.2b) and 19.2c), "business" or "person" shall include, but shall not be limited to, the non-exhaustive list of companies and persons in Schedule 3 of this Agreement and any holding company or subsidiary company of those companies/persons. Schedule 3 is provided for guidance only on the Group's competitors as at the date of this Agreement and the Company reserves the right to notify the Executive of amendments to the non-exhaustive list in Schedule 3 (at any time, including on termination) to ensure it remains up to date. 19.4 Team moves If, at any time during the two year period prior to the Termination Date, two or more Restricted Employees leave the employment of the Company and/or any Group Company and take up employment or engagement with the same person, where such person is also in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with Restricted Goods and Products or Restricted Services: (a) in competition with the Company within the Restricted Area; and/or (b) preparing to compete with the Company within the Restricted Area, the Executive shall not, at any time during the 12 months following the last date on which such Restricted Employee was employed and/or engaged by the Company and/or any Group Company, be employed or engaged in any way with that person to the extent any of the Executive's activities for such person will likely be in competition with, or preparing to compete, with the Company within the Restricted Area. 19.5 Application of restrictive covenants to other Group Companies Clause 19 shall also apply as though references to the "Company" include references to each Group Company in relation to which the Executive has in the course of the Employment or by reason of rendering services to or holding office in such Group Company: a) acquired knowledge of its products, services, trade secrets or Confidential Information; or b) had personal dealings with its Customers or Prospective Customers; or DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id21e- 70-40337364 Confidential c) supervised directly or indirectly employees having personal dealings with its Customers or Prospective Customers. The obligations undertaken by the Executive pursuant to this clause 19 shall, with respect to each Group Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of any other Group Company. 19.6 Effect of Garden Leave on the Restricted Period clause 5.5 after notice of termination of the Employment has been given, the aggregate of the period of Garden Leave and the Restricted Period shall not exceed twelve months. If the aggregate of the two periods would exceed twelve months, the Restricted Period shall be reduced accordingly by a period equal to the period the Executive spent on Garden Leave. 19.7 Further Undertakings The Executive hereby undertakes to the Company that they will not at any time: a) during the Employment or after the Termination Date engage in any trade or business or be associated with any person engaged in any trade or business using any trading names used by the Company or any Group Company including the name(s) or incorporating the word(s) "Diageo"; or b) after the Termination Date represent or otherwise indicate any continuing association or connection with the Company or any Group Company or, for the purpose of carrying on or retaining any business which is damaging or materially against the interests of the Company/Group, represent or otherwise indicate any past association with the Company or any Group Company. 19.8 Severance a) The restrictions in this clause 19 (on which the Executive has had the opportunity to take independent advice, as the Executive hereby acknowledges) are separate and severable restrictions and are considered by the parties to be reasonable in all the circumstances. It is agreed that if any such restrictions, by themselves, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or a Group Company but would be adjudged reasonable if some part of it were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable. b) The Executive acknowledges that because of the nature of their duties and the particular responsibilities arising as a result of such duties they have or will have knowledge of Confidential Information and has/will have developed relationships with and have knowledge of and influence over the Company's and Group Companies' customers and staff and is therefore in a position to harm the goodwill and interests of the Company and any Group Companies (the "Interests") if they were to make use of such Confidential Information or knowledge or influence for their own purposes or the purposes of another. Accordingly, having regard to the above and having taken independent legal advice, the Executive acknowledges that the provisions of this clause are fair, reasonable and necessary to protect the Interests. Whilst the provisions of this clause 19 have been framed with a view to legitimate expectations of the future development of the business, it is acknowledged by the Executive that the business may change over time and as a result it may become necessary to amend the provisions of this clause 19 in order to ensure that the Interests remain adequately protected. The Executive, therefore, agrees that the Company shall be entitled to amend the provisions of clause 19 in accordance with this clause 19(b) in order to protect the Interests. c) The Executive agrees that the restrictions in clause 19 shall also apply to their use of any social networking sites and/or professional networking sites, regardless of whether such accounts are held by the Executive personally, or held by them in the course of their Employment and/or engagement with the Company and/or Group Company or otherwise held by the Executive in any other capacity for any other reason. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id22e- 70-40337364 Confidential d) The Executive acknowledges and agrees that they shall be obliged to draw the provisions of this clause 19 to the attention of any third party who may at any time before or after the termination of the Employment offer to employ or engage the Executive in any capacity and for whom or with whom the Executive intends to work during the Restricted Period. The Executive further agrees that they shall immediately notify the Company of the offer of a position and identity of such person. e) The Executive undertakes that if any person at any time seeks to induce them to breach the provisions in this Agreement, during their employment with the Company and/or before the expiry of the Restricted Period, they will immediately disclose full details of such information to the Company. f) The Executive has given the undertakings in this Clause 19 to the Company as trustee for itself and each Group Company in respect of whom the Executive may be concerned during the Employment. The Executive agrees that each such Group Company may enforce the benefit of each such undertaking. The Executive shall, at the request and cost of the Company, enter into a direct agreement or undertaking with any Group Company to which the Executive provides services whereby they will accept restrictions corresponding to the restrictions in this clause (or such of them as may be appropriate in the circumstances) as the Company may require in the circumstances. g) The Executive agrees that if the Company transfers all or any part of its business to a third party (the "Transferee"), the restrictions contained in this clause 19 shall, with effect from the date that the Executive becomes an employee of the Transferee, apply to the Executive as if: (i) references to the Company include the Transferee and references to any Group Company include any Group Company of the Transferee; (ii) references to Customers, Prospective Customers, Restricted Employees and Suppliers of the Company include the Transferee, and references to any Group Companies were construed to include group companies of the Transferee, and the Executive will, if so required, enter into an agreement with the Transferee containing post termination restrictions corresponding to those restrictions in this Clause 19. 20. Disciplinary and grievance procedures 20.1 If the Executive wishes to obtain redress of any grievance relating to the Employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, they may apply in writing to the CEO, setting out the nature and details of any such grievance or dissatisfaction. Should the Executive wish to appeal against any grievance decision, they should submit their appeal in writing to the Chair (or such other member of the Executive Committee as is designated by the Company) whose decision shall be final. The provisions of this clause shall not apply in any event, to any action taken by the Company under clause 17.1(a), Clause 5.5 or clause 4.3. 20.2 Any disciplinary matters affecting the Executive may be dealt with in accordance with the Diageo disciplinary policy (as amended from time to time). Copies of the disciplinary policy can be found on the intranet. However, given the Executive's seniority any policy may be departed from or adapted to take account of the relevant circumstances. Should the Executive wish to appeal against any disciplinary action, they should submit their appeal in writing to the Chair (or such other member of the Executive Committee as is designated by the Company) whose decision on such appeal shall be final. 20.3 The Company can, in its absolute discretion, suspend the Executive from work for as long as it deems necessary to carry out a proper investigation and to hold any appropriate disciplinary and/or appeal hearings, in order to investigate any claim or allegation which the Company considers could constitute serious misconduct, where relationships have broken down, where the Company has any grounds to consider that the Company's property or responsibilities to other parties are at risk and/or where the Company considers that the Executive's continued presence at the Company or Group's premises could hinder an investigation. 20.4 The provisions of clause 5.5b) above apply during any period of suspension. In addition, the Executive shall ensure that the Company knows where they will be and how they can be contacted during each working day. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id23e- 70-40337364 Confidential 20.5 The provisions of clauses 20.1 and 20.2 20.6 The outcome of any investigation and/or disciplinary process will be taken into account when deciding if a bonus, commission or share of profit should be paid or accrued. 21. Data Protection 21.1 The Executive shall at all times during the Employment with the Company act in accordance with the General Data Protection Regulation 2016/679 (the "GDPR") and all applicable regulations, domestic legislation and any successor legislation and regulatory guidance relating to the protection of personal data (together the "Data Protection Legislation"). 21.2 The Executive shall comply with the Data Privacy Global Policy, the Europe Data Protection Policy, any other local data privacy policy, the Information Management and Security Global Policy, the Information Handling Standard and any other policy, standard, guideline or code of practice introduced by the Company from time to time to comply with the Data Protection Legislation. If the Executive fails to comply with any such policies, disciplinary action may be taken against them. 21.3 The Executive shall provide the Company with all Personal Data relating to them when it is necessary or reasonably required for the proper performance of this Agreement, for legal requirements or as otherwise set out from time to time in the list of legitimate interests under the Europe Data Protection Policy or any other local data privacy policy as amended from time to time. 22. Power of Attorney The Executive irrevocably appoints the Company (or a person nominated by the Company) to be their attorney in their name and on their behalf to execute documents, use their name and do all things which are necessary or desirable for us to obtain for itself or its nominee the full benefit of clauses 16 and 17.2. 23. Notices 23.1 Any notice or other document to be given under this Agreement shall be in writing in the English language and may be given personally to the Executive or to their Manager or to the Secretary of the Company (as the case may be) or may be sent by first class post or other fast postal service or by email to, in the case of the Company, its registered office for the time being and in the case of the Executive either to their address shown on the face of this Agreement or to their last known place of residence. 23.2 Any such notice shall (unless the contrary is proved) be deemed served when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours. In the case of first class post, this shall be deemed to be no later than two working days after posting. In proving such service it shall be sufficient to prove, where appropriate, that the notice was addressed properly and posted, or that the email was dispatched to the correct email address. 24. Former contracts of employment 24.1 This Agreement and the documents referred to in it together with the offer letter dated 3 May 2024, constitute the entire agreement and understanding of the parties. However, where there is any inconsistency between the offer letter and this Agreement the terms of this Agreement shall prevail. 24.2 This Agreement shall be in substitution for any previous contracts, whether by way of letters of appointment, agreements or arrangements, whether written, oral or implied, relating to the employment of the Executive, which shall be deemed to have been terminated by mutual consent as from the Commencement Date and the Executive acknowledges that they have no outstanding claims of any kind against the Company or any Group Company in respect of any such contract. 24.3 For the avoidance of doubt, this clause shall not affect benefits which have already accrued to the Executive prior to the date hereof under any pre-existing scheme or arrangement by virtue of which they were entitled to benefits. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id24e- 70-40337364 Confidential 25. Choice of law and submission to jurisdiction 25.1 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. 25.2 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). 26. Changes to the terms of employment 26.1 The Company reserves the right to make reasonable changes to any of the terms of the Executive's Employment. The Executive will be notified in writing of any changes as soon as possible and in any event within one month of the change. 27. Variation No purported variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives). 28. Counterparts 28.1 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement. 28.2 Transmission of an executed counterpart of this Agreement by email (in PDF, JPEG or other agreed format) will take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement made by it, each party will provide the others with the original of their counterpart as soon as reasonably possible . 28.3 No counterpart will be effective until each party has executed and delivered at least one counterpart. 29. General 29.1 The expiration or termination of this Agreement shall not prejudice any claim which either party may have against the other in respect of any pre-existing breach of or contravention of or non-compliance with any provision of this Agreement nor shall it prejudice the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to or has the effect of coming into or continuing in force on or after such expiration or termination. 29.2 No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Company of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. 29.3 There are no collective agreements directly affecting the Executive's employment. 29.4 This Agreement constitutes the written statement of the terms of employment of the Executive provided in compliance with Part I of the ERA. 29.5 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act. Executed as a Deed by the parties on the date which first appears in this Deed. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id25e- 70-40337364 Confidential Executed as a deed by Diageo plc acting by Debra Crew, a director: -------------------------------------------------- In the presence of: Signature of Witness: -------------------------------------------------- Name: Louise Prashad Address: Occupation: Chief HR Officer, Diageo Executed as a deed by Nik Jhangiani : -------------------------------------------------- In the presence of: Signature of Witness: -------------------------------------------------- Name: Kiran R Jhangiani Address: Occupation: DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id26e- 70-40337364 Confidential Schedule 1 Definitions and interpretation 1. Definitions 1.1. In the Agreement to which this Schedule is attached, unless the context otherwise requires: "Agreement" means this service agreement and any schedules to this agreement which form part of and are incorporated into this agreement between the Company and the Executive. "Board" means the board of directors for the time being of Diageo PLC, any authorised director or any committee of directors for the time being. "Capacity" means the Executive directly or indirectly, acting alone or jointly, with or on behalf of any other person, holding any position (whether employed or engaged) or otherwise providing any services (including but not limited to as a director, officer, employee, worker, consultant, contractor, adviser, partner, principal, agent or volunteer) and whether for the Executive's own benefit or that of any other person. "Chair" means the Chair of the Board. "CEO" means the Chief Executive Officer of Diageo PLC from time to time. "Confidential Information" means any trade secrets or other information which is confidential, commercially sensitive and is not in the public domain relating to or belong to the Company and/or any Group Company including but not limited to: a) Lists or details of suppliers or potential suppliers and their terms of business, lists or details of customers or potential customers and their requirements, the prices charged to and terms of business with customers or the arrangements made with any customer or supplier; b) Information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, marketing or sales of any past, present or future product or service; c) Details of employees and officers and of the remuneration and other benefits paid to them; d) Trade secrets, information relating to research activities, inventions, secret processes, designs, know-how, discoveries, technical specifications, formulae and product lines and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company and/or any Group Company; e) Any information which is treated as confidential or which the Executive is told or ought reasonably to know is confidential and any information which has been given to the Company or any Group Company in confidence by customers, suppliers or other persons; and f) Any information in respect of which the Company and/or any Group Company owes an obligation of confidentiality to any third party. "Customer" means any person to which the Company distributed, sold or supplied Restricted Goods and Products or Restricted Services during the Relevant Period and with which, during that period either the Executive, or any employee under the direct or indirect supervision of the Executive, had material dealings in the course of the Employment, but always excluding any division, branch or office of such person with which the Executive and/or any such employee had no dealings during that period. "Employment" means the Executive's employment under this Agreement. "ERA" means the Employment Rights Act 1996 as amended. "Group" means the Company and the Group Companies. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id27e- 70-40337364 Confidential "Group Company" means any company which is for the time being a subsidiary or holding company of the Company and any subsidiary of any such holding company and for the purposes of this Agreement the terms subsidiary and holding company shall have the meanings ascribed to them by section 1159 Companies Act 2006 or in any subordinate legislation made under the Companies Act 2006 (and Group Companies shall be interpreted accordingly). "Intellectual Property" means all patents, registered designs, trade-marks and service marks (whether registered or not and including any applications for the foregoing), copyrights, design rights, semiconductor topography rights, database rights and all other intellectual property and similar proprietary rights subsisting in any part of the world (whether or not capable of registration) and including (without limitation and whether patentable or not) all such rights in materials, works, prototypes, inventions, know how, process, improvement, discoveries, techniques, computer programs, source codes, data, technical, commercial or confidential information, trading, business or brand names, goodwill, rights in get-up, rights to sue for passing off or unfair competition, rights in domain names and URLs, rights to preserve the confidentiality of information (including know-how and trade secrets), the style of presentation of the goods or services or any improvement of any of the foregoing and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply for and be granted), renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world. "Interest" means: 1. the direct or indirect provision of any financial assistance; and/or 2. the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures); save for the ownership, for passive investment purposes only, of not more than 5% of the issued ordinary shares of any person. "Manager" means the CEO, or such other person as the Company or Board may from time to time nominate and notify to the Executive. "Minority Holder" means a person who either solely or jointly holds (directly or through nominees) any shares or loan capital in any company whose shares are listed or dealt in on a recognised investment exchange (as that term is defined by section 285 Financial Services and Markets Act 2000 ("FSMA"), an overseas investment exchange (as defined in s313 FSMA), or a relevant market (as defined in article 37 FSMA 2000 (Financial Promotion) Order 2005) provided that such holding their children and/or their capital of the class concerned for the time being issued. "Prospective Customer" means any person with which the Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods and Products or Restricted Services and with which during such period the Executive, or any employee who was under the direct or indirect supervision of the Executive, had material dealings in the course of the Employment, but always excluding any division, branch or office of that person with which the Executive and/or any such employee had no dealings during that period. "Relevant Period" means: (i) where the Employment is continuing, the period of the Employment; and (ii) where the Employment has terminated, the period of 12 months immediately preceding the Termination Date. "Remuneration Committee" means the Remuneration Committee of the Board from time to time. "Restricted Area" means the territories in which the Company and/or any Group Company operated at any time during the Relevant Period. "Restricted Employee" means any person who was a director, employee or consultant of the Company or any Group Company or any joint venture between the Company (or any Group Company) and a third party at any time within the Relevant Period who by reason of that position and in particular either (i) their seniority (level 3 or above) and expertise or (ii) knowledge of Confidential Information or knowledge of or influence over the customers or contacts of the Company DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id28e- 70-40337364 Confidential is likely to cause damage to the Company if they were to leave the employment of the Company and become employed by a competitor of the Company. "Restricted Period" means the period commencing on the Termination Date and, subject to the terms of clause 19.6, continuing for 12 months. "Restricted Goods and Products" means any products, equipment or machinery researched into, developed, manufactured, supplied, marketed, distributed or sold by the Company and with which the duties of the Executive were materially concerned or for which they were responsible during the Relevant Period, or any products, equipment or machinery of the same type or materially similar to those products, equipment or machinery. "Restricted Services" means any services researched into, developed or supplied by the Company and with which the duties of the Executive were materially concerned or for which they were responsible during the Relevant Period, or any services of the same type or materially similar to those services. "Salary" means the salary referred to in clause 8.1. "Supplier" means any supplier, agent, distributor or other person who, during the Relevant Period was in the habit of dealing with the Company and with which, during that period, the Executive, or any employee under the direct or indirect supervision of the Executive, had material dealings in the course of the Employment. "Termination Date" means the date of the termination of the Employment. 2. Interpretation 2.1. The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement. 2.2. In the Agreement, unless the context otherwise requires: a) words in the singular include the plural and vice versa and words in one gender include any other gender; b) a reference to a statute or statutory provision includes: (i) any subordinate legislation (as defined in s21(1) Interpretation Act 1978) made under it; and (ii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it. c) a reference to: (i) a "person" includes any individual, firm, body corporate, business, venture, association, partnership or government department (whether or not having a separate legal personality, and whether or not acting for profit); (ii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear; and (iii) 'indemnify' and 'indemnifying' any person against any circumstances include indemnifying and keeping them harmless from all actions, claims and proceedings from time to time made against them and all loss or damage and all payments (including fines, penalties and interest, costs or expenses) made or incurred by that person as a consequence of or which would not have arisen but for that circumstance. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id29e- 70-40337364 Confidential Schedule 2 Post-Employment Share Retention Deed Nik Jhangiani of hereby acknowledges and agrees as follows: In relation to the number of ordinary shares in Diageo plc ("Diageo" and the "Shares") and/or American Depositary Shares in Diageo ("ADS") of which I am the legal or beneficial holder as at the date that my employment with Diageo or any company in the Diageo group terminates ("Termination Date") that I received through any share incentive plan operated by Diageo from time to time (which, for the avoidance of doubt, excludes any Shares and/or ADS purchased by me or my connected persons outside of any Diageo share incentive plan): 1. I will not assign, transfer, charge or otherwise dispose of Shares or ADSs or any interest in them: (a) equal in market value1 to 500% of my base salary as at the Termination Date until the end of a two-year period following the Termination Date; in accordance with the Diageo post-employment shareholding policy ("Policy") as amended from time to time, except (i) with the prior written consent of Diageo's Remuneration Committee or (ii) to the extent that the number of Shares or ADSs exceeds the number required to be held under the Policy ("Post-Employment Shareholding Obligation"). 2. If I breach my Post-Employment Shareholding Obligation, I understand that Diageo reserves the right to take action against me which may include: (a) requiring me to revoke any assignment, transfer or charge; (b) requiring me to acquire Shares or ADS in place of any Shares or ADS of which I have disposed; (c) applying malus against any unvested awards that I may hold under Diageo's share incentive plans; and/or (d) taking such other action as Diageo decides is necessary or desirable to ensure compliance with my Post-Employment Shareholding Obligation. 3. The Shares and ADS may be held on my behalf by a nominee determined by Diageo or, if Diageo allows, in my own name during the period of my Post-Employment Shareholding Obligation. 4. I will take any actions or enter into documentation requested by Diageo in order to satisfy my Post-Employment Shareholding Obligation and to ensure Diageo's compliance with the post- employment shareholding requirements of the UK Corporate Governance Code 2018, as amended from time to time or any other law, regulation or regulatory guidance. 1 Note: "Market value" for these purposes will be the closing mid-market price of a Share on the London Stock Exchange Daily Official List or the closing price of an ADS on the New York Stock Exchange on the Termination Date or, if that date is not a day when the relevant exchange is open for business, the next trading day. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id30e- 70-40337364 Confidential 5. I will keep the content and existence of this Deed confidential as between me and Diageo and shall not disclose any information about this Deed, except with the prior written consent of Diageo or as required by law. 6. This Deed shall be governed by English law and the courts of England and Wales shall have exclusive jurisdiction over any dispute relating to this Deed. 7. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Deed. Dated: -------------------------------------------------- Executed as a deed by Nik Jhangiani : -------------------------------------------------- In the presence of: Signature of Witness: -------------------------------------------------- Name: Kiran R Jhangiani Address: Occupation: DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id31e- 70-40337364 Confidential Schedule 3 DIAGEO GROUP MALUS AND CLAWBACK POLICY Approved by the Remuneration Committee: 2nd December 2020 Amended by approval of the Remuneration Committee: 18th October 2023 1 PURPOSE 1.1 The purpose of this policy is to set out the principles of malus adjustment and clawback applicable to all employees of Diageo (the "Company") and any of its subsidiaries (the "Group"). 1.2 The Board of the Company (the "Board") has adopted this policy (the "Malus and Clawback Policy") with a view to align the interests of employees with the long-term interests of the Group and its shareholders, to promote effective risk management, and to encourage appropriate conduct and culture. This is in accordance with the requirements of the Financial Reporting Council's UK Corporate Governance Code and investment guidelines such as the Investment Association's Principles of Remuneration, as amended from time to time, as well as such other legal or regulatory requirements relating to the recovery or cancellation of remuneration to which the Group may be subject from time to time. 1.3 individuals, prior to vesting. Clawback allows the Group to recover all or part of any vested or paid variable remuneration from an individual, in certain circumstances. 1.4 Any decision regarding the application of malus or clawback under the Malus and Clawback Policy shall be taken by the Remuneration Committee (the "RemCo (in relation to members of the executive committee) or the Routine Business Committee (for all other Employees), or in each case by any person or group of persons duly authorised as a delegate thereof for such purpose (such committee or duly authorised delegate being the Appropriate Committee 1.5 The Malus and Clawback Policy may be amended from time to time by the RemCo at its discretion. Employees will be made aware of any significant amendments and how this may impact their remuneration. 2 SCOPE AND APPLICABILITY 2.1 The Malus and Clawback Policy applies to current and former executive directors of the Company and current and former Group employees (each an "Employee"). 2.2 The Malus and Clawback Policy applies to any remuneration granted or to be granted to an Employee under the Annual Incentive Plan ("AIP"), the Diageo 2014 Long Term Incentive Plan and the Diageo 2023 Long Term Incentive Plan DLTIP the Diageo Deferred Bonus Share DBSP Awards 2.3 The Malus and Clawback Policy will apply to all Employees and this will be notified to Employees through any means determined by the RemCo and, where applicable, asking Employees to agree to the terms when accepting an Award or via a clause in their employment contract. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id32e- 70-40337364 Confidential 2.4 The Malus and Clawback Policy will continue to apply to an Employee following any termination of their employment. 2.5 This Malus and Clawback Policy applies in addition to the Diageo Group NYSE Compensation Recovery Policy, which applies to certain senior employees of the Group as set out in that policy. 3 MALUS AND CLAWBACK CIRCUMSTANCES 3.1 The Appropriate Committee shall be entitled, at its absolute discretion, to apply: 3.1.1 malus to any unvested Award (or any part of any unvested Award); and/or 3.1.2 clawback to any vested Award (or any part of any vested Award) at any time in the first year after an AIP Award is paid or at any time in the two years after a DLTIP Clawback Period Clawback will not apply to DBSP Awards. 3.2 Malus and clawback can be applied where the Appropriate Committee determines that in its opinion: (a) results announced for any financial year before vesting have subsequently appeared materially financially inaccurate or misleading as determined by the Appropriate Committee; (b) there has been a failure of risk management which has resulted in a material financial loss for the business unit or profit centre in which the Employee worked; (c) any error or a material misstatement has resulted in an overpayment to Employees, whether in the form of Awards, assessment of Employee performance, the herwise; (d) an Employee has left employment in circumstances in which the Award has not lapsed and facts have emerged which, if known at the time, would have caused the Award to lapse on leaving or have caused any discretion under any terms governing the Award to have been exercised differently; (e) the Employee is subject to any disciplinary action or regulatory investigation or the Appropriate Committee considers that their conduct, or performance has been in breach of: (i) the Employee's employment contract, (ii) any laws, rules or codes of conduct applicable to the Employee; or (iii) the standards reasonably expected of a person in their position. (f) any team, business area, member of the Group or profit centre in which the Employee works has been the subject of any regulatory investigation or has been in breach of any laws, rules or codes of conduct applicable to it or the standards reasonably expected of it; (g) in relation to malus only, the underlying financial health of the Group or any member of the Group or any business unit has significantly deteriorated such that there are severe DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id33e- 70-40337364 Confidential (h) material reputational damage has been caused to the Group or any member of the Group for which the Participant is accountable and which could have been reasonably avoided or mitigated or the Employee's conduct is materially adverse to the interests of the Company; and/or (i) it is appropriate to apply malus or clawback as a result of any other matter which, in the reasonable opinion of the Appropriate Committee is required to be considered to comply with prevailing legal and / or regulatory requirements, and malus and/or clawback shall be applied to any extent necessary to give effect to any required reimbursement, cancellation or recovery pursuant to the Diageo Group NYSE Compensation Recovery Policy. 4 MALUS APPLICATION 4.1 Where malus is to apply to an Award, the Appropriate Committee can decide: 4.1.1 the number of shares or cash amount subject to any Award will be reduced; and 4.1.2 whether: (a) the Award will lapse; (b) some or all of any shares held as part of an Award will be forfeited; (c) vesting of the Award or the end of any retention period will be delayed; (d) additional conditions will be imposed on the vesting of the Award or the end of the retention period; and/or (e) any Award, bonus or other benefit which might have been granted or paid to the Employee in any later year will be reduced or not awarded. For the avoidance of doubt, where there is a delay, there may (or may not) be an adjustment or further adjustment under this rule following completion of any action, investigation or procedure to take any action it deems appropriate. 4.2 The Appropriate Committee may exercise its discretion irrespective of whether any applicable performance conditions attached to the Awards have been satisfied. 5 CLAWBACK APPLICATION 5.1 Where clawback is to apply to an Award, the Appropriate Committee: (a) can decide the number of shares or cash amount subject to the clawback; and (b) can (i) require repayment, in cash or shares, of the Award on such terms and over such period as determined by the Appropriate Committee; (ii) deduct from any payment to be made to the Employee such amount as is required for the clawback to be satisfied in part or full; and/or (iii) forfeit the Award to the extent it remains outstanding (including subject to a retention period (or similar), if applicable). 5.2 The Appropriate Committee may exercise its discretion irrespective of whether any applicable performance conditions attached to the Awards have been satisfied. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id34e- 70-40337364 Confidential 5.3 Clawback will normally be applied in respect of any gross amounts received by an Employee but the Appropriate Committee has discretion to determine that the net of tax and social security amount should be subject to clawback. 5.4 If an Employee obtains any repayment, offset or rebate (or similar) of any taxes, social security amounts or similar as a result of clawback being applied, the Employee must account to the appropriate member of the Group for those amounts unless the Appropriate Committee determined otherwise. 5.5 The Group may lapse any Award (whether vested or unvested) to any extent required to give effect to the application of any application of clawback under this Malus and Clawback Policy and/or any repayment or recovery under any other policies or terms that are applicable from time to time (including the Diageo Group NYSE Compensation Recovery Policy). 6 DECISION MAKING 6.1 Misconduct and other trigger events can take years to come to light. For the avoidance of doubt, malus and clawback may be applied in respect of any Awards (or part of any Award) at any time, even where the Award does not relate to performance for the year in which the trigger event occurred or came to light. Where malus and clawback are applied to Awards before the full impact of the trigger event is known, subsequent action may also be taken to ensure the final outcome in respect of an Award fully reflects the impact of the event. 6.2 Without limiting the determining whether and to what extent to apply malus and/or clawback, the Appropriate Committee may consider: (a) the Employee's proximity to the matter in question; (b) the Employee's level of responsibility and accountability, contributing to the circumstances. Direct culpability will be the most serious; (c) the Employee's supervisory or managerial responsibility for a culpable team member; (d) any other circumstances pointing to control weakness, poor performance, misbehaviour or miscount; (e) the cost of fines or other action against the Group; (f) direct and indirect financial loss(es) attributable to the relevant failure; (g) reputational damage to the Group; (h) the impact on the Group's relationship with its stakeholders, including shareholders, customers, team members, creditors and counterparties; and/or (i) any other criteria the Appropriate Committee considers relevant. 6.3 As appropriate, the Appropriate Committee will consult with different departments within the Group, including Finance, HR and Reward to obtain information relevant to the circumstances of malus and clawback being considered. To the extent possible, the Employee will be invited to provide representation in writing, within such period as set by the Appropriate Committee, to be considered in the determination. 6.4 To the extent possible, at the conclusion of the procedure, an Employee to whom malus or clawback may be applied will be informed of the Appropriate Committee's decision and will be provided with a summary of the reasons for that decision. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id35e- 70-40337364 Confidential 7 OTHER RECOVERY RIGHTS 7.1 Any right of recovery or similar under this Malus and Clawback Policy applies in addition to (and without limiting and without prejudice to) any other remedies and/or rights to reduce, cancel or recover any elements of compensation (or similar) that may be available to any member of the Group pursuant to any remuneration policy (including any further malus and clawback policies) operated by any member of the Group, the terms of any incentive plans or awards operated by any member of the Group, any employment agreement and/or any other terms and conditions appliable to any Executive, in each case from time to time in force, and/or pursuant to any other legal remedies available to any member of the Group. Recovery (or similar) may be applied pursuant to both this Malus and Clawback Policy and any such other policies, terms or similar in respect of the same award of compensation, provided that there shall be no duplication of recovery. 7.2 In the event that malus and/or clawback is to be applied pursuant to this Malus and Clawback Policy to give effect to any required reimbursement, cancellation or recovery as required pursuant to the Diageo Group NYSE Compensation Recovery Policy, then malus and/or clawback shall be applied in accordance with the Diageo Group NYSE Compensation Recovery Policy (the terms of which shall, for such purpose, take precedence to the terms of this Malus and Clawback Policy). 8 DISCLOSURE 8.1 To the extent required by any applicable laws or regulations, the Company shall disclose the application of malus or clawback and the circumstances in the annual report of the Company for the relevant year and otherwise pursuant to any other annual reporting it is obligated to prepare. 9 ADMINISTRATION AND OPERATION 9.1 Each of the RemCo and the Routine Business Committee has, in respect of the application of this Malus and Clawback Policy to those Employees within their ambit as set out in clause 1.4, the exclusive power and authority to: (i) administer this Malus and Clawback Policy, including, without limitation, the right and power to interpret the provisions of this Malus and Clawback Policy; and (ii) delegate any power or discretion under this Malus and Clawback Policy to such person or persons as it may determine (and in which case this Malus and Clawback Policy shall apply accordingly). 9.2 The Appropriate Committee shall have power to make all determinations deemed necessary or advisable in applying this Malus and Clawback Policy (which in every case shall be made at the relevant decision absolute discretion, without this being limited by references in certain clauses but not others to a discretion being absolute). 9.3 Any action, interpretation or determination taken or made by the Appropriate Committee pursuant to this Malus and Clawback Policy will be final, conclusive and binding. 10 GENERAL 10.1 Any provision in this Malus and Clawback Policy can apply even if the Employee was not responsible for the event in question or if it took place before the grant and/or vesting of any Award that is subject to malus and/or clawback. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id36e- 70-40337364 Confidential 10.2 Malus and clawback can be applied in different ways for different Employees in relation to the same or different events. 10.3 An Employee will not be entitled to any compensation in respect of any application of Malus and/or Clawback. 10.4 The terms of this Malus and Clawback Policy shall apply regardless of any agreement, undertaking or suggestion (or similar), whether or not contractual, that any Award shall not be subject to malus or clawback. 10.5 The invalidity or unenforceability of any provision of this Malus and Clawback Policy shall not affect the validity or enforceability of any other provision. 10.6 References in this Malus and Clawback Policy to the phrase (or similar) shall not limit or prejudice the generality of the following words (without this being limited by such references in some clauses but not others). DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id37e- 70-40337364 Confidential APPENDIX: DIAGEO GROUP NYSE COMPENSATION RECOVERY POLICY AS APPLICABLE TO EXECUTIVE COMMITTEE MEMBERS1 Approved by the Remuneration Committee: 18th October 2023 1 PURPOSE 1.1 The purpose of this policy is to set out the basis for the mandatory recovery of erroneously awarded Incentive-Based Compensation (as defined below) from the Executives (as defined Company Group an accounting restatement. 1.2 RemCo Board Recovery Policy Section which was mandated by Rule 10D-1 of the Securities Exchange Act of 1934. 1.3 The Recovery Policy may be amended from time to time by the RemCo pursuant to any laws, regulations or rules of any stock exchange or other applicable regulatory authority Applicable Rules significant amendments and how this may impact their remuneration. 2 APPLICABILITY 2.1 The Recovery Policy applies to current and former members of the executive committee of the Company (or its equivalent from time to time), as well as any other person(s) (if any) as the Company may determine also constitute "executive officers" as defined in Section 303A.14(e) of Executive 2.2 Compensation shall be subject to recovery pursuant to this Recovery Policy where: (i) the RemCo determines that such compensation constitutes Incentive-Based Compensation; and (ii) the compensation was Received by an Executive: 2.2.1 After beginning their services as an Executive; 2.2.2 Who served as an Executive at any time during the performance period for that Incentive-Based Compensation; 2.2.3 While the Company has a class of securities listed on the NYSE or another national securities exchange or a national securities association in the United States; and 2.2.4 During the Recovery Period (as defined below), provided that this Recovery Policy shall only apply to compensation Received (as defined below) on or after 2 October Effective Date 2.3 The Recovery Policy will continue to apply to an Executive following any termination of their employment. 1 This Recovery Policy also applies to any other person(s) if any as the Company may determine also constitute "executive officers" as defined in Section 303A.14(e) of the NYSE Listed Company Manual. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id38e- 70-40337364 Confidential 2.4 The Recovery Policy will be notified to Executives through any means determined by the RemCo and, where applicable, requiring Executives to agree to the terms when accepting Incentive-Based Compensation or via a clause in their employment contract. 3 RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE-BASED COMPENSATION 3.1 In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under Applicable Rules, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the Recoverable Event 2 the Group shall recover the amount of Incentive-Based Compensation Received by an Executive in the Recovery Period (as defined below) that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid Recoverable Amount Whether any relevant noncompliance is material for the purposes of this Recovery Policy shall be determined by the RemCo, which shall be permitted to rely on any decision in this respect of the Board or any other authorised committee thereof (including without limitation the audit committee of the Board). 3.2 The Recovery Period shall mean the period of three full fiscal years preceding the Restatement Date (as defined below) and any transition period that results from a change 3. 3.3 For Incentive-Based Compensation based on share price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the Recoverable the accounting restatement on the share price or total shareholder return upon which the Incentive-Based Compensation was received.4 3.4 Following a Recoverable Event, the RemCo shall: 3.4.1 Determine the Recoverable Amount. 3.4.2 To the extent the Recoverable Amount has been Received by an Executive, instruct the Company to recover the full Recoverable Amount in accordance with paragraph 3.5 below. 2 The following do not constitute an accounting restatement for purposes of the Recovery Policy: (i) the correction of an error in the current period consolidated financial statements (commonly referred to as an out-of-period adjustment) when the error is immaterial to the previously issued consolidated financial statements and the correction of the error is also immaterial to the current period; (ii) the retrospective application of a change in accounting policy; (iii) a retrospective revision of reportable ion due to a discontinued operation; (v) the retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (vi) a retrospective revision for a share split, reverse share split, share dividend or other changes in capital structure. 3 A transition period between the last day of the previous financial year end and the first day of its new financial year that comprises a period of nine to 12 months will be deemed a full financial year, and as such will count as one of the relevant three financial years (rather than be in addition to them). 4 In addition, the RemCo will maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id39e- 70-40337364 Confidential 3.4.3 To the extent the Recoverable Amount has not been Received, but is otherwise owed to an Executive, cancel the right of the Executive to receive the Recoverable Amount. 3.5 Any Recoverable Amount may be recovered by all legal means available, including by requiring the Executive to repay such amount to the Company or any other member of the Group; by requiring any compensation owing by the Company or any member of the Group to the Executive (including any salary or any unvested or unexercised remuneration) to be immediately withheld, forfeited and/or irrevocably cancelled to compensate for the Recoverable Amount or any unrecovered portion thereof; and/or by any other means or taking any other actions against the Executive which the RemCo may deem necessary or advisable to recover the Recoverable Amount. 3.6 Recoupment of the Recoverable Amount under this Recovery Policy will be initiated by the Company as soon as practicable following the written request of the RemCo. 3.7 All amounts recoverable or payable by an Executive to the Company pursuant to this Recovery Policy shall be payable to the Company (or as the Company directs), and shall be payable on demand. 3.8 For purposes of this Recovery Policy: 3.8.1 Incentive-Based Compensation means any compensation that is determined by the RemCo, to be granted, earned, or vested based wholly or in part5 upon the attainment of a Financial Reporting Measure (as defined below) Incentive-Based Compensation -equity incentive plan awards earned based wholly or in part on satisfying a Financial Reporting Measure performance goal; (ii) bonuses paid determined based wholly or in part on satisfying a Financial Reporting Measure performance goal; (iii) other cash awards based wholly or in part on satisfying a Financial Reporting Measure performance goal; (iv) restricted shares, restricted share units, performance share units, stock options and stock appreciation rights that are granted or become vested based wholly or in part on satisfying a Financial Reporting Measure performance goal; and (v) proceeds received upon the sale of shares acquired through an incentive plan that were granted or vested based wholly or in part on satisfying a Financial Reporting Measure performance goal. Incentive- Based Compensation includes compensation Received by Executives under the Annual Incentive Plan AIP and the Diageo 2014 Long Term Incentive Plan and/or DLTIP remuneration structures operated by the Company from time to time under which awards are wholly or in part based upon the attainment of a Financial Reporting Measure. 3.8.2 Incentive-Based Compensation shall not include: (i) an Executive 6 (ii) bonuses paid solely at the discretion of the RemCo or the Board that are not paid performance goal; (iii) bonuses paid solely upon satisfying one or more subjective standards (e.g. demonstrated leadership) and/or completion of a specified 5 Where Incentive-Based Compensation is based only in part on the achievement of a Financial Reporting Measure performance goal, RemCo shall first determine the portion of the original Incentive-Based Compensation based on or derived from the Financial Reporting Measure that was restated. RemCo shall then recalculate the affected portion based on the Financial Reporting Measure as restated. 6 To the extent that an Executive receives a salary increase earned wholly or in part based on the attainment of a financial reporting measure performance goal, such a salary increase is subject to recovery. DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id40e- 70-40337364 Confidential employment period); (iv) non-equity incentive plan awards earned solely upon satisfying one or more strategic measures (e.g., consummating a merger or divestiture), or operational measures (e.g., completion of a project, increase in market share); and (v) equity awards for which the grant is not contingent upon achieving any Financial Reporting Measure performance goal and vesting is contingent solely upon completion of a specified employment period and/or attaining one or more nonfinancial reporting measures. 3.8.3 Financial Reporting Measure presented in accordance with the accounting principles used to prepare the financial statements, and any measure derived wholly or in part from such measure, including non-IFRS financial measures (as well as other measures, metrics and ratios that are non-IFRS measures). The term Financial Reporting Measure includes stock price and total shareholder return. Financial Reporting Measures may be 3.8.4 Received -Based Compensation, the time when the Financial Reporting Measure specified in the Incentive-Based Remuneration award is attained, even if the payment or grant occurs after the end of the financial period in which the award is attained. In the case of awards subject to multiple conditions, not all conditions must be satisfied for the Incentive-Based Remuneration to be deemed received. The RemCo shall have the discretion to determine when the Incentive-Based Remuneration was Received, and such determination need not be uniform across the type of Incentive-Based Compensation or for all Executives. 3.8.5 Restatement Date a Restatement, which is the earlier of: (i) the date on which the Board or a committee of the Board concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under Applicable Rules; or (ii) the date a court, regulator or other legal authorised body directs the Company to prepare an accounting restatement. 4 IMPRACTICABILITY EXCEPTION TO RECOVERY OBLIGATION 4.1 Notwithstanding the provisions of Section 3 of this Recovery Policy, the Group shall recover the Recoverable Amount except only that the RemCo may (but shall not be obliged to) determine that it will not apply recovery pursuant to this Recovery Policy to the extent that the RemCo determines, in its sole discretion, that pursuit of the recovery would be impracticable. 4.2 The RemCo may determine that a recovery is impracticable only if: 4.2.1 Following a reasonable attempt to recover the Recoverable Amount, the RemCo determines that in its opinion the direct expense that would need to be paid to a third party to assist in enforcing this Recovery Policy would exceed the Recoverable Amount; or 4.2.2 If applicable, the RemCo determines that in its opinion the recovery would jeopardise the qualified status of a U.S. tax-qualified retirement plan. 4.3 In determining whether a recovery would be impracticable due to costs in accordance with 4.2.1 above, the only criteria that the RemCo may consider is whether the direct costs, such DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id41e- 70-40337364 Confidential as reasonable legal expense and consulting fees, amongst others, paid to a third party to assist in enforcing recovery would exceed the Recoverable Amount. Indirect costs, such as reputational concerns or the effect on hiring of new Executives, amongst others, may not be considered when determining whether recovery is impracticable. 5 INDEMNIFICATION AND INSURANCE 5.1 The Group is prohibited from indemnifying any Executive against the loss of erroneously awarded compensation as set forth in this Recovery Policy. If an Executive purchases a third-party insurance policy to fund potential recovery obligations, the Company is prohibited from paying or reimbursing the Executive for premiums for such an insurance policy. 6 OTHER RECOVERY RIGHTS 6.1 Any right of recovery under this Recovery Policy applies in addition to (and without limiting) any other remedies and/or rights to reduce, cancel or recover any elements of compensation (or similar) that may be available to any member of the Group pursuant to any remuneration policy (including any further malus and clawback policies) operated by any member of the Group, the terms of any incentive plans or awards operated by any member of the Group, any employment agreement and/or any other terms and conditions applicable to any Executive, in each case from time to time in force, and/or pursuant to any other legal remedies available to any member of the Group. Recovery (or similar) may be applied pursuant to both this Recovery Policy and any such other policies, terms or similar in respect of the same award of compensation, provided that there shall be no duplication of recovery. 7 DISCLOSURE 7.1 In the event of any Recoverable Event, the Company shall, to the extent required by Applicable Rules, disclose the recovery amounts and circumstances, including any required details of amounts subject to recovery that remain outstanding, for the relevant fiscal year in its annual report on Form 20-F and otherwise pursuant to any other annual reporting it is obligated to prepare. In addition, this Recovery Policy shall be filed as an exhibit to the -F. 8 ADMINISTRATION AND OPERATION 8.1 The RemCo has the exclusive power and authority to: (i) administer this Recovery Policy, including, without limitation, the right and power to interpret the provisions of this Recovery Policy; (ii) make all determinations deemed necessary or advisable in applying this without this being limited by references in certain clauses but not others to a discretion being absolute), including, without limitation, determinations as to: (a) what constitutes Incentive-Based Compensation, a Recoverable Amount or other compensation; (b) when a Recoverable Event has occurred; and (c) whether a recovery is impracticable; and (iii) delegate any power or discretion under this Recovery Policy to such person or persons as it may determine (and in which case this Recovery Policy shall be apply accordingly). 8.2 Any action, interpretation or determination taken or made by the RemCo pursuant to this Recovery Policy will be final, conclusive and binding. 9 GENERAL 9.1 Any provision in this Recovery Policy can apply even if the Executive was not responsible DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

24741-5-315-v0.7 * Conf-id42e- 70-40337364 Confidential for the event in question or if it took place before the grant and/or vesting of any compensation which is subject to recovery. 9.2 Recovery can be applied in different ways for different Executives in relation to the same or different events. 9.3 An Executive will not be entitled to any compensation in respect of any application of this Recovery Policy. 9.4 The terms of this Recovery Policy shall apply regardless of any agreement, undertaking or suggestion (or similar), whether or not contractual, that any compensation shall not be subject to recovery. 9.5 The invalidity or unenforceability of any provision of this Recovery Policy shall not affect the validity or enforceability of any other provision. 9.6 prejudice the generality of the following words (without this being limited by such references in some clauses but not others). DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

DocuSign Envelope ID: 572D10AF-80F6-4AD6-8B05-96B42744F63C

Confidential

Schedule 4

Non-exhaustive list of entities/groups that Diageo considers a 'business' or 'person' for the purposes of Clauses 19.2(b) and 19.2(c) as at the date of this Agreement.

Anheuser Busch InBev SA
Asahi - Asahi Group Holdings, Ltd
Bacardi Limited
Becle S.A.B de C.V.
Boston Beer – The Boston Beer Company, Inc
Brown Forman Inc.
Carlsberg A/S
C&C Group Plc.
Constellation Brands
Davide Campari-Milano N.V.
Edrington International Brands Limited
Gallo - E. & J. Gallo Winery
Heineken NV
Kirin – Kirin Holdings Company, Ltd
Moët Hennessy
Molson Coors Beverage Company
Pernod Ricard SA
Rémy Cointreau S.A.
Sazerac - Sazerac Company, Inc
Suntory Global Spirits, inc
William Grant & Sons Limited

24741-5-315-v0.7 * Confid43e- 70-40337364